Exhibit 10.30

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EMPLOYMENT AGREEMENT

AGREEMENT made this day of May 12, 2006 by and between GlobalOptions Group, Inc., a Nevada corporation (the “Company”) and HOWARD SAFIR (the “Executive”).

WITNESSETH:

WHEREAS, the Company wishes to employ and the Executive wishes to accept such employment, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Employment

The Company agrees to employ the Executive during the Term specified in paragraph 2, and the Executive agrees to accept such employment, upon the terms and conditions hereinafter set forth.

2. Term

Subject to the provisions contained in paragraphs 6 and 7, the Executive’s employment by the Company shall be for an initial term commencing May 12, 2006 and expiring on the close of business on May 31, 2009 (the “Initial Term”). Thereafter, the Company will declare its intention to renew your employment by written notice to you at least thirty (30) days prior to the expiration of the Initial Term (the Extended Term”) of this Agreement, and at least thirty (30) days prior to the end of each one year term thereafter, unless either party shall give the other 30 days advance written notice of expiration of the term (a “Notice of Termination”). The Initial Term and the Extended Term, if any, thereafter, during which the Executive’s employment shall continue are collectively referred to as the “Term”). Any Notice of Termination given under this paragraph 2 shall specify the date of expiration and may be given at any time on or after April 21, 2009. The Company shall have the right at any time during such 30 day notice period, to relieve the Executive of his offices, duties and responsibilities and to place him on a paid leave-of-absence status, provided that during such 30 day notice period the Executive shall remain a full-time employee of the Company and shall continue to receive his then current salary compensation and other benefits as provided in this Agreement, for said 30 day period. The date on which the Executive ceases to be employed by the Company, regardless of the reason therefore is referred to in this Agreement as the “Date of Termination”.

3. Duties and Responsibilities

(a) During the Term, the Executive shall have the position of Vice Chairman of the Company and Chief Executive Officer of the division known as SafirRosetti a part of the

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GlobalOptions Group (the “Division”). The Executive shall report to the Chief Executive Officer of the Company (currently Harvey Schiller) or his designee (either such individual being referred to as the “Designated Officer”) at such times and in such detail as he each shall reasonably require.

(b) The Executive shall perform such executive and managerial duties and responsibilities customary to his office and necessary to the operations of the Division and such other duties and responsibilities as may be assigned to him from time to time by or under authority of the Designated Officer, consistent with his positions as designated in paragraph 3(a). In furtherance of the foregoing, the Executive shall have responsibility as long as he is employed by the Company, (subject to the terms of this Agreement, the authority of the Designated Officer, for the general management and day-to-day operations of the Division, development of long-term strategy of the Division and identification of acquisitions to be considered by the Company.

(c) The Executive (i) will use his best efforts to ensure that the Division submits on a timely basis all budgetary and other reports (financial and other) reasonably requested by the Designated Officer and the management of the Company (ii) will use his best efforts to perform his duties and responsibilities in a manner consistent with the policies set forth by the Company as from time to time in effect and the parameters of the then-current profit plan and capital expenditure budget of the Division as approved by the Chief Financial Officer of the Company, (ii) will not take any action to prevent the Company from participating in Division’s cash management program, and (iii) except as authorized by the Company’s management, will not incur obligations on behalf of the Company or the Division other than in the ordinary course of business or enter into any transaction on behalf of the Company or Division not in the ordinary course of business.

(d) During the Term, the Executive agrees that he will (i) devote substantially all of his business time and attention and his best efforts, skill and ability to promote the interests of the Company and to serve the Company faithfully and diligently under the direction of the Designated Officer; (ii) carry out his duties in a competent and professional manner; and (iii) work with other employees of the Company in a competent and professional manner. Notwithstanding the foregoing, the Executive shall be permitted to engage in other business, charitable and civic activities and manage his personal passive investments, provided that such passive investments are not in a company which transacts business with the Company or engages in business competitive with that conducted by the Company (or, if such company does transact business with the Company, or does engage in a competitive business, it is a publicly held corporation and the Executive’s participation is limited to owning less than 1/4 of 1% of its outstanding shares), and further provided that such activities (individually or collectively) do not materially interfere with the performance of his duties or responsibilities under this Agreement. All of the aforementioned activities shall be described in Exhibit A.

(e) During the Term, the Executive’s services hereunder shall be performed at the offices of the Company in New York, New York, subject to necessary travel requirements of his position and duties hereunder.

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4. Compensation

As compensation for his services hereunder, during the Term the Company shall pay the Executive in accordance with its normal payroll practices, an annualized base salary of $300,000; provided, however, the Executive’s base salary shall be reviewed for the purposes of making increases in accordance with the salary review policy of the Compensation Committee formed by the Board of Directors for senior executives of its operating companies and divisions.

5. Expenses; Fringe Benefits

(a) The Company agrees to pay or to reimburse the Executive for all reasonable, ordinary, necessary and documented business or entertainment expenses incurred during the Term in the performance of his services hereunder in accordance with the policy of the Company as from time to time in effect. The Executive, as a condition precedent to obtaining such payment or reimbursement, shall provide to the Company any and all statements, bills or receipts evidencing the travel or out-of-pocket expenses for which the Executive seeks payment or reimbursement, and any other information or materials, as the Company may from time to time reasonably require.

(b) During the Term, the Executive and, to the extent eligible, his dependents, shall be eligible to participate in and receive all benefits under any welfare benefit plans and programs (including without limitation, medical, disability, group life (including accidental death and dismemberment) and business travel insurance plans and programs) provided by the Company to its senior executives and, without duplication, its employees generally, subject, however, to the generally applicable eligibility and other provisions of the various plans and programs in effect from time to time.

(c) During the Term, the Executive shall be entitled to participate in all retirement plans and programs (including without limitation any profit sharing/401(k) plan) provided by the Company to its senior executives and, without duplication, its employees generally, subject, however, to the generally applicable eligibility and other provisions of the various plans and programs in effect from time to time. In addition, during the Term, the Executive shall be entitled to receive fringe benefits and perquisites in accordance with the plans, practices, programs and policies of the Company from time to time in effect which are made available to the senior executives of the Company generally and, without duplication, to its employees generally.

(d) The Executive shall be entitled to four weeks paid vacation annually (with no right of carry-over) to be taken at such times as shall not, in the reasonable judgment of the Designated Officer, materially interfere with the Executive’s fulfillment of his duties hereunder, and shall be entitled to as many holidays, sick days and personal days as are in accordance with the Company’s policy then in effect generally for its employees.

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6. Termination

(a) The Company, by direction of the Designated Officer, shall be entitled to terminate the Term and to discharge the Executive for “cause” effective upon the giving of written notice. The term “cause” shall be limited to the following grounds:

(i) the Executive’s failure or refusal to materially perform his duties and responsibilities as set forth in paragraph 3 hereof or abide by the reasonable directives of the Designated Officer, if such failure or refusal is not cured (if curable) within 30 days after written notice thereof to the Executive by the Company;

(ii) the willful misappropriation of the funds or property of the Company;

(iii) the use of alcohol or illegal drugs, materially interfering with the performance of the Executive’s obligations under this Agreement;

(iv) the conviction in a court of law of, or entering a plea of guilty or no contest to, any felony or any crime involving moral turpitude, dishonesty or theft;

(v) the material nonconformance with the Company’s policies against racial or sexual discrimination or harassment, which nonconformance is not cured (if curable) within 20 days after written notice to the Executive by the Company;

(vi) the commission in bad faith by the Executive of any act which materially injures or is reasonably likely to materially injure the reputation, business or business relationships of the Company;

(vii) the resignation by the Executive on his own initiative other than pursuant to a termination by the Executive for “Good Reason” (as defined in paragraph 6(b)) or pursuant to a Notice of Termination given by the Executive under paragraph 2; and

Any notice required to be given by the Company pursuant to clause (i) or (v) above shall specify the nature of the claimed breach and the manner in which the Company requires such breach to be cured (if curable). In the event that the Executive is purportedly terminated for cause and the arbitrator appointed pursuant to paragraph 19 determines that “cause” as defined herein was not present, then such purported termination for cause shall be deemed a termination “without cause” pursuant to paragraph 6(c) and the Executive’s rights and remedies will be governed by paragraph 6(e), in full satisfaction and in lieu of any and all other or further remedies the Executive may have.

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(b) Provided that the Executive is not then otherwise in breach of this Agreement, the Executive shall be entitled to terminate this Agreement and the Term hereunder for “Good Reason” at any time during the Term by written notice to the Company given not more than 60 days after the occurrence of the event constituting such Good Reason. “Good Reason” shall be limited to the occurrence, without the Executive’s consent, of one or more of the following events:

(i) a material reduction of the Executive’s duties and responsibilities or the assignment of duties which are materially inconsistent with his position as set forth in paragraph 3(a) above, which action is not reversed within 30 days after written notice thereof to the Company by the Executive that the Executive’s employment shall terminate for “Good Reason” unless such breach is cured (if curable) within 30 days after such written notice; and

(ii) any breach by the Company (not covered by clause (i) above) of any provision of this Agreement, which breach remains uncured (if curable) after written notice thereof to the Company by the Executive that the Executive’s employment shall terminate for “Good Reason” unless such breach is cured within 30 days after such written notice.

In the event that the Executive purportedly terminates his employment for “Good Reason” and the arbitrator appointed pursuant to paragraph 19 determines that “Good Reason” as defined herein was not present, then such purported termination for “Good Reason” shall be deemed a termination for “cause” pursuant to paragraph 6(a)(vii) and the Executive’s rights and remedies will be governed by paragraph 6(d), in full satisfaction and in lieu of any and all other or further remedies the Executive may have.

(c) The Company shall have the right at any time during the Term to terminate the employment of the Executive “without cause” by giving written notice to the Executive setting forth a Date of Termination.

(d) In the event of the termination of the employment of the Executive with the Company for any reason other than a termination by the Company “without cause” or a termination by the Executive for “Good Reason”, the Executive shall be entitled to the following payments and benefits, subject to any appropriate offsets, as permitted by applicable law, for debts or money due to the Company or an affiliate thereof (collectively, “Offsets”):

(i) unpaid salary through, and any unpaid reimbursable expenses outstanding as of, the Date of Termination; and

(ii) all benefits, if any, that had accrued to the Executive through the Date of Termination under the plans and programs described in paragraphs 5(b) and (c) above, or any other applicable plans and programs in which he participated as an employee of the Company, in the manner and in accordance with the terms of such plans and programs.

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In the event of the termination of the Executive’s employment other than a termination by the Company “without cause” or a termination by the Executive for “Good Reason”, except as provided in this paragraph 6(d), the Company shall have no further liability to the Executive or the Executive’s heirs, beneficiaries or estate for damages, compensation, benefits, severance, indemnities or other amounts of whatever nature, directly or indirectly, arising out of or otherwise related to this Agreement and the Executive’s employment or cessation of employment with the Company.

(e) In the event of a termination by the Company “without cause” or a termination by the Executive for “Good Reason”, the Executive shall be entitled to the following payments and benefits, subject to any Offsets:

(i) as liquidated damages, his applicable salary compensation when otherwise payable through the following period (the “Severance Period”): March 21st, 2009 if the Date of Termination occurs during the Initial Term

(ii) any unpaid reimbursable expenses outstanding as of the Date of Termination;

(iii) all benefits, if any, that had accrued to the Executive through the Date of Termination under the plans and programs described in paragraphs 5(b) and (c) above, or any other applicable benefit plans and programs in which he participated as an employee of the Company, in the manner and in accordance with the terms of such plans and programs; and

(iv) continued participation on the same basis (including without limitation, cost contributions) as the other senior executives of the Company in all, medical, dental, disability and life insurance coverage (such benefits collectively called the “Continued Plans”) in which he was participating on the Date of Termination (as such Continued Plans are from time to time in effect at the Company) until the earlier of (x) the end of the period that he receives payments under clause (i) of this paragraph 6(e) or (y) the date, or dates, he is eligible to receive coverage and benefits under the same type of plan of a subsequent employer; provided, however, if the Executive is precluded from continuing his participation in any Continued Plan, then the Company will be obligated to pay him the economic equivalent of the benefits provided under the Continued Plan in which he is unable to participate, for the period specified above, plus an amount equal to the tax, if any, payable by him thereon, it being understood that the economic equivalent of a benefit foregone shall be deemed the lowest cost in State of New York that would be incurred by the Executive in obtaining such benefit himself on an individual basis.

In connection with a termination by the Company “without cause” or a termination by the Executive for “Good Reason”, except as provided in this paragraph 6(e) the Company shall have no further liability to the Executive or the Executive’s heirs, beneficiaries or estate for damages, compensation, benefits, severance, indemnities or other amounts of whatever nature, directly or indirectly, arising out of or otherwise related to this Agreement and the Executive’s employment

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or cessation of employment with the Company. During the first year of the Severance Period the Executive shall not be obligated to mitigate his damages or to seek other employment. After the first year of the Severance Period the Executive shall not be required to seek other employment but any employment or consulting income earned by him shall reduce the Company’s obligations under clause (i) above. From time to time, during the period the Executive is entitled to receive payments under clause (i) above, upon the Company’s written request, the Executive shall provide the Company written verification (such as wage stubs, tax returns and new employer verifications) of amounts earned from employment or consulting and the benefit plans of any new employer in which he participates. In the event the Executive fails to supply such information, the obligations of the Company under clauses (i) and (iv) shall terminate. The making of any severance payments and providing the other benefits as provided in this paragraph 6(e) is conditioned upon the Executive signing and not revoking a general release (the “Release”) of the Company and its affiliates, and its and their respective successors and assigns, officers directors, employees, agents, attorneys and representatives, of any claims (including claims of discrimination) relating to the Executive’s employment with the Company or the termination thereof. In the event the Executive breaches any provisions of the Release or the provisions of paragraph 8 of this Agreement, in addition to any other remedies at law or in equity available to it, the Company may cease making any further payments and providing the other benefits provided for in this paragraph 6(e), without affecting its rights under this Agreement or the Release.

7. Disability; Death

In the event the Executive shall be unable to perform his duties hereunder by virtue of illness or physical or mental incapacity or disability (from any cause or causes whatsoever) in substantially the manner and to the extent required hereunder prior to the commencement of such disability (all such causes being herein referred to as “disability”) and the Executive shall fail to perform such duties for periods aggregating 180 days, whether or not continuous, in any continuous period of 270 days, the Company shall have the right to terminate the Executive’s employment hereunder as at the end of any calendar month during the continuance of such disability upon at least 30 days’ prior written notice to him. In the event of the Executive’s death, the Date of Termination shall be the date of the Executive’s death. In the event the Company terminates the Executive pursuant to this paragraph 7, the Executive, or in the case of his death, his heirs, beneficiaries or estate, shall be entitled to receive the entitlements set forth in paragraph 6(d) of this Agreement.

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8. Non-Solicitation/Non-Servicing Agreement and Protection of Confidential Information

(a) The Executive acknowledges (i) that the business and the industry in which the Company competes is highly competitive; (ii) that as a key executive of the Company he will participate in the servicing of current Clients (as hereinafter defined) and/or the solicitation of prospective Clients, through which, among other things, the Executive will obtain knowledge of the “know-how” and business practices of the Company, in which matters the Company has a substantial proprietary interest; (iii) that his employment hereunder requires the performance of services which are special, unique, extraordinary and intellectual in character, and his position with the Company places him in a position of confidence and trust with the Clients and employees of the Company; and (iv) that his rendering of services to the Clients of the Company necessarily requires the disclosure to the Executive of confidential information (as defined in paragraph 8(b) hereof) and trade secrets of the Company. In the course of the Executive’s employment with the Company, the Executive will develop a personal relationship with the Clients and a knowledge of those Clients’ affairs and requirements, and the relationship of the Company with its established clientele will therefore be placed in the Executive’s hands in confidence and trust. The Executive consequently agrees that it is a legitimate interest of the Company, and reasonable and necessary for the protection of the confidential information, goodwill and business of the Company, which are valuable assets of the Company, that the Executive make the covenants contained herein, and that the Company would not have entered into this Agreement unless the covenants set forth in this paragraph 8 were contained in this Agreement. Accordingly, the Executive agrees that during the period that he is employed by the Company and for the one year period after the Date of Termination (such period being referred to as the “Restricted Period”), he shall not, as an individual, employee, consultant, independent contractor, partner, shareholder, or in association with any other person, business or enterprise, except on behalf of the Company, directly or indirectly, and regardless of the reason for his ceasing to be employed by the Company:

(i) attempt in any manner to solicit or accept from any Client business of the type performed by the Company or to persuade any Client to cease to do business or to reduce the amount of business which any such Client has customarily done or is reasonably expected to do with the Company, whether or not the relationship between the Company and such Client was originally established in whole or in part through the Executive’s efforts; or

(ii) employ as an employee or retain as a consultant anyone who is then or at any time during the preceding twelve months was an employee of or exclusive consultant to the Company, or persuade or attempt to persuade any employee of or exclusive consultant to the Company to leave the employ of the Company or to become employed as an employee or retained as a consultant by anyone other than the Company; or

(iii) render to or for any Client any services of the type which are rendered by the Company.

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As used in this paragraph 8, the term “Client” shall mean (1) anyone who is a Client of the Company on the Date of Termination, or if the Executive’s employment shall not have terminated, at the time of the alleged prohibited conduct (any such applicable date being called the “Determination Date”); (2) anyone who was a Client of the Company at any time during the one year period immediately preceding the Determination Date; (3) any prospective Client to whom the Company or any affiliate had made a new business presentation (or similar offering of services) at any time during the one year period immediately preceding the Date of Termination; provided, however, with respect to prospective Clients the restriction set forth in this item (3) shall be applicable only if the Executive participated in or supervised other employees who participated in such presentation or the preparation therefore; and (4) any prospective Client to whom the Company made a new business presentation (or similar offering of services) at any time within six months after the Date of Termination (but only if initial discussions between the Company and such prospective Client relating to the rendering of services occurred prior to the Date of Termination, and only if the Executive participated in or supervised other employees who participated in any such discussion or the preparation therefore. For purposes of this clause, it is agreed that a general mailing or an incidental contact shall not be deemed a “new business presentation or similar offering of services” or a “discussion”. If the Client is part of a group of companies which conducts business through more than one entity, division or operating unit, whether or not separately incorporated (a “Client Group”), the term “Client” as used herein shall also include each entity, division and operating unit of the Client Group where the same management group of the Client Group has the decision making authority or significant influence with respect to contracting for services of the type rendered by the Company.

(b) In the course of the Executive’s employment with the Company he will acquire and have access to confidential or proprietary information about the Company and/or its Clients, including but not limited to, trade secrets, methods, models, passwords, access to computer files, financial information and records, computer software programs, agreements and/or contracts between the Company and its Clients, Client contacts, marketing and/or creative policies and ideas, budgets, practices, concepts, strategies, methods of operation, financial or business projections of the Company and information about or received from Clients and other companies with which the Company does business. The foregoing shall be collectively referred to as “confidential information”. The Executive is aware that the confidential information is not readily available to the public and accordingly, the Executive also agrees that he will not at any time (whether during the Term or after termination of this Agreement), disclose to anyone (other than his counsel in the course of a dispute arising from the alleged disclosure of confidential information or as required by law) any confidential information, or utilize such confidential information for his own benefit, or for the benefit of third parties. The Executive agrees that the foregoing restrictions shall apply whether or not any such information is marked “confidential”. The term “confidential information” does not include information which (i) is or becomes generally available to the public other than by breach of this provision or (ii) the Executive learns from a third party who is not under an obligation of confidence to the Company or a Client. In the event that the Executive becomes legally required to disclose any confidential information, he will provide the Company with prompt notice thereof so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this paragraph 8(b) to permit a particular disclosure. In the event that such protective order or

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other remedy is not obtained, or that the Company waives compliance with the provisions of this paragraph 8(b) to permit a particular disclosure, the Executive will furnish only that portion of the confidential information which he is legally required to disclose and, at the Company’s expense, will cooperate with the efforts of the Company to obtain a protective order or other reliable assurance that confidential treatment will be accorded the confidential information. The Executive further agrees that all memoranda, disks, files, notes, records or other documents, whether in electronic form or hard copy (collectively, the “material”) compiled by him or made available to him during his employment with the Company (whether or not the material contains confidential information), and in connection with the performance of his duties hereunder, shall be the property of the Company and shall be delivered to the Company on the termination of the Executive’s employment with the Company or at any other time upon request. Except in connection with the Executive’s employment with the Company, the Executive agrees that he will not make or retain copies or excerpts of the material.

(c) If the Executive commits a breach or is about to commit a breach, of any of the provisions of paragraphs 8(a) or (b), the Company shall have the right to have the provisions of this Agreement specifically enforced by the arbitrator appointed under paragraph 19 or by any court having equity jurisdiction without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. In addition, the Company may take all such other actions and remedies available to it under law or in equity and shall be entitled to such damages as it can show it has sustained by reason of such breach.

(d) The parties acknowledge that (i) the type and periods of restriction imposed in the provisions of paragraphs 8(a) and (b) are fair and reasonable and are reasonably required in order to protect and maintain the proprietary interests of the Company described above, other legitimate business interests and the goodwill associated with the business of the Company, (ii) the business of the Company is not geographically limited and the Executive will engage in the Company’s business throughout all areas in which the Company conducts its business, and (iii) that the time, scope, geographic area and other provisions of this paragraph 8 have been specifically negotiated by sophisticated commercial parties, represented by legal counsel, and are given as an integral part of this Agreement. It is further understood and agreed that the Clients are located throughout the United States and may be serviced from any location and accordingly it is reasonable that the covenants set forth herein are not limited by narrow geographic area but generally by the location of such Clients and potential Clients. If any of the covenants contained in paragraphs 8(a) or (b), or any part thereof, is held to be unenforceable by reason of it extending for too great a period of time or over too great a geographic area or by reason of it being too extensive in any other respect, the parties agree (x) such covenant shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographical areas as to which it may be enforceable and/or over the maximum extent in all other respects as to which it may be enforceable, all as determined by the court or arbitration panel making such determination and (y) in its reduced form, such covenant shall then be enforceable, but such reduced form of covenant shall only apply with respect to the operation of such covenant in the particular jurisdiction in or for which such adjudication is made. The

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temporal duration of the non-solicitation/non-servicing covenants set forth in this paragraph 8 shall not expire, and shall be tolled during any period in which Executive is in violation of any of the non-solicitation/non-servicing covenants set forth in this paragraph 8; and all restrictions shall automatically be extended by the period of Executive’s violation of any such restrictions. Each of the covenants and agreements contained in this paragraph 8 (collectively, the “Protective Covenants”) is separate, distinct and severable. All rights, remedies and benefits expressly provided for in this Agreement are cumulative and are not exclusive of any rights, remedies or benefits provided for by law or in this Agreement, and the exercise of any remedy by a party hereto shall not be deemed an election to the exclusion of any other remedy (any such claim by the other party being hereby waived). The existence of any claim, demand, action or cause of action of the Executive against the Company or any of its affiliates, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of each Protective Covenant. The unenforceability of any Protective Covenant shall not affect the validity or enforceability of any other Protective Covenant or any other provision or provisions of this Agreement.

(e) Prior to accepting employment with any person, firm or entity during the Restricted Period, the Executive shall notify the prospective employer in writing of his obligations pursuant to this paragraph 8 and shall simultaneously provide a copy to the Company.

9. Intellectual Property

During the Term, the Executive will disclose to the Company all ideas, inventions and business plans developed by him during such period which relate directly or indirectly to the business of the Company, including without limitation, any design, logo, slogan, advertising campaign or any process, operation, product or improvement which may be patentable or copyrightable. The Executive agrees that all patents, licenses, copyrights, tradenames, trademarks, service marks, planning, marketing and/or creative policies and ideas, budgets, practices, concepts, strategies, methods of operation, financial or business projections, designs, logos, slogans and business plans developed or created by the Executive in the course of his employment hereunder, either individually or in collaboration with others, will be deemed works for hire and the sole and absolute property of the Company. The Executive agrees, that at the Company’s request and expense, he will take all steps necessary to secure the rights thereto to the Company by patent, copyright or otherwise.

10. Enforceability

The failure of any party at any time to require performance by another party of any provision hereunder shall in no way affect the right of that party thereafter to enforce the same, nor shall it affect any other party’s right to enforce the same, or to enforce any of the other provisions in this Agreement; nor shall the waiver by any party of the breach of any provision hereof be taken or held to be a waiver of any subsequent breach of such provision or as a waiver of the provision itself.

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11. Assignment

The Company and the Executive agree that the Company shall have the right to assign this Agreement, and, accordingly, this Agreement shall inure to the benefit of, and may be enforced by, any and all successors and assigns of the Company, including, without limitation, by asset assignment, stock sale, merger, consolidation or other corporate reorganization. The Company and Executive agree that Executive’s rights and obligations under this Agreement are personal to the Executive, and the Executive shall not have the right to assign or otherwise transfer his rights or obligations under this Agreement, and any purported assignment or transfer shall be void and ineffective. The rights and obligations of the Company hereunder shall be binding upon and run in favor of the successors and assigns of the Company.

12. Modification

This Agreement may not be orally canceled, changed, modified or amended, and no cancellation, change, modification or amendment shall be effective or binding, unless in writing and signed by the parties to this Agreement, and the Designated Officer.

13. Severability; Survival

In the event any provision or portion of this Agreement is determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the invalid or unenforceable part had been severed and deleted or reformed to be enforceable. The respective rights and obligations of the parties hereunder shall survive the termination of the Executive’s employment to the extent necessary to the intended preservation of such rights and obligations.

14. Life Insurance

The Executive agrees that the Company shall have the right to obtain life insurance on the Executive’s life, at the sole expense of the Company, as the case may be, and with the Company as the sole beneficiary thereof. The Executive shall (a) cooperate fully in obtaining such life insurance, (b) sign any necessary consents, applications and other related forms or documents and (c) at the Company’s expense, take any reasonably required medical examinations.

15. Notice

Any notice, request, instruction or other document to be given hereunder by any party hereto to another party shall be in writing and shall be deemed effective (a) upon personal delivery, if delivered by hand, or (b) three days after the date of deposit in the mails, postage prepaid if mailed by certified or registered mail, or (c) on the next business day, if sent by prepaid overnight courier service or facsimile transmission (if electronically confirmed), and in each case, addressed as follows:

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If to the Executive:

Howard Safir

c/o November Group Ltd.

137 Charles Street

Suite 200

Annapolis, Maryland 21401

If to the Company:

GlobalOptions Group, Inc.

75 Rockefeller Plaza, 27th Floor

New York, New York 10019

Attention: Jeff Nyweide

Fax: (212) 445-0053

and

Morton S. Taubman

1201 15th Street, N.W.

Second Floor

Washington, D.C. 20005

Fax: 202-659-2679

Any party may change the address to which notices are to be sent by giving notice of such change of address to the other party in the manner herein provided for giving notice.

16. Applicable Law

This Agreement shall be governed by, enforced under, and construed in accordance with the laws of the State of New York without regard to any conflicts or conflict of laws principles in the State of New York that would result in the application of the law of any other jurisdiction.

17. No Conflict

The Executive represents and warrants that he is not subject to any agreement, instrument, order, judgment or decree of any kind, or any other restrictive agreement of any character, which would prevent him from entering into this Agreement or which would be breached by the Executive upon his performance of his duties pursuant to this Agreement.

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18. Entire Agreement

This Agreement hereto represents the entire agreement between the Company and the Executive with respect to the employment of the Executive by the Company, and all prior agreements, plans and arrangements relating to the employment of the Executive by the Company are nullified and superseded hereby.

19. Arbitration

(a) The parties hereto agree that any dispute, controversy or claim arising out of, relating to, or in connection with this Agreement (including, without limitation, any claim regarding or related to the interpretation, scope, effect, enforcement, termination, extension, breach, legality, remedies and other aspects of this Agreement or the conduct and communications of the parties regarding this Agreement and the subject matter of this Agreement) shall be settled by arbitration at the offices of Judicial Arbitration and Mediation Services, Inc. or successor organization for binding arbitration in New York, New York by a single arbitrator. The arbitrator may grant injunctions or other relief in such dispute or controversy. All awards of the arbitrator shall be binding and non-appealable. Judgment upon the award of the arbitrator may be entered in any court having jurisdiction. The arbitrator shall apply New York law to the merits of any dispute or claims, without reference to any rules of conflicts of law that might result in the application of any other state’s law. Suits to compel or enjoin arbitration or to determine the applicability or legality of arbitration shall be brought in the United States District Court for the Southern District of New York, or if that court lacks jurisdiction, in a state court located within the geographic boundaries thereof. Notwithstanding the foregoing, no party to this Agreement shall be precluded from applying to a proper court for injunctive relief by reason of the prior or subsequent commencement of an arbitration proceeding as herein provided. All papers, documents or evidence, whether written or oral, filed with or presented to the arbitrator shall be deemed by the parties and by the arbitrator to be confidential information. No party or arbitrator shall disclose in whole or in part to any other person, firm or entity any confidential information submitted in connection with the arbitration proceedings, except to the extent reasonably necessary to assist counsel in the arbitration or preparation for arbitration of the dispute. Confidential Information may be disclosed to (i) attorneys, (ii) parties, and (iii) outside experts requested by either party’s counsel to furnish technical or expert services or to give testimony at the arbitration proceedings, subject, in the case of such experts, to execution of a legally binding written statement that such expert is fully familiar with the terms of this provision, agree to comply with the confidentiality terms of this provision, and will not use any confidential information disclosed to such expert for personal or business advantage.

(b) The Executive has read and understands this paragraph 19. The Executive understands that by signing this Agreement, the Executive agrees to submit any claims arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach or termination thereof, or his employment or the termination thereof, to binding arbitration, and that this arbitration provision constitutes a waiver of the Executive’s right to a jury trial and relates to the resolution of all disputes relating to all aspects of the employer/employee relationship, including but not limited to the following:

EXECUTION COPY

(i) Any and all claims for wrongful discharge of employment, breach of contract, both express and implied; breach of the covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; and defamation;

(ii) Any and all claims for violation of any federal, state or municipal statute, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Equal Pay Act, the Employee Retirement Income Security Act, as amended, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Fair Labor Standards Act and the New York Human Rights Law; and

(iii) Any and all claims arising out of any other federal, state or local laws or regulations relating to employment or employment discrimination.

20. Headings

The headings contained in this Agreement are for reference purposes only, and shall not affect the meaning or interpretation of this Agreement.

21. Withholdings

The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

22. Non-Disparagement

Except in connection with any legal proceedings, the Executive agrees that he will refrain from making any disparaging or negative statements about the Company to any third parties, including to any Client (as defined in paragraph 8) or employee of the Company or the media. The Company, in turn, agrees to instruct its senior executives that, except in connection with any legal proceedings, they should not make any disparaging or negative statements about the Executive to any third parties.

23. Counterparts

This Agreement may be executed in two counterparts, both of which taken together shall constitute one instrument.

EXECUTION COPY

24. No Strict Construction

The language used in this Agreement will be deemed to be the language chosen by the Company and the Executive to express their mutual intent, and no rule of law or contract interpretation that provides that in the case of ambiguity or uncertainty a provision should be construed against the draftsman will be applied against any party hereto.

IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.

GLOBALOPTIONS GROUP, INC.

By:	/s/ Harvey Schiller
Harvey Schiller, CEO

/s/ Howard Safir
Howard Safir